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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated February 23, 2009, relating to the financial statements and financial highlights appearing in the December 31, 2008 Annual Reports to Shareholders of Vanguard Tax-Managed Balanced Fund, Vanguard Tax-Managed Growth and Income Fund, Vanguard Tax-Managed Capital Appreciation Fund, Vanguard Tax-Managed Small-Cap Fund, and Vanguard Tax-Managed International Fund (comprising Vanguard Tax-Managed Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.









PricewaterhouseCoopers LLP
Philadelphia, PA
April 20, 2009